UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 21, 2006
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 14, 2006, Warren Resources, Inc.’s (“Warren’s”) wholly-owned operating subsidiary, Warren E&P, Inc. (the “Company” or ““we”), entered into an Employment Agreement (the “Employment Agreement”) with Bruce Berwager, who will serve as the Company’s Senior Vice President and General Manager — California. Mr. Berwager’s Employment Agreement provides for an annual base salary of $265,000 per year and a signing bonus of $75,000. The Employment Agreement is for an initial term expiring on December 31, 2008 and shall automatically renew on each anniversary of the effective date after the initial term, for an additional one year period unless we notify Mr. Berwager, or he notifies us, in writing 90 days prior to such anniversary that the Employment Agreement will not be renewed.

Mr. Berwager is also entitled to receive stock options to purchase 50,000 shares of Warren’s common stock at the exercise price of $12.53 per share for a period expiring five years from date of issuance, with the options vesting one-third after one year from issuance, one-third after two years from issuance and one-third after three years from issuance.

Mr. Berwager’s Employment Agreements also provides for a performance based incentive bonus of up to 75% of his annual base salary, his participation in our standard insurance plans for our executives, our 401(k) retirement plan and participation in our other incentive compensation programs at the discretion of the Board of Directors. Under the Berwager Employment Agreement, if he is terminated without cause and he executes a full and general release in favor of, and satisfactory to, us, he will be entitled to termination compensation equal to the greater of six month’s base salary or all of the base salary for the remainder of the employment term. In addition, under a “change of control” of the Company (as defined in the Employment Agreement), Mr. Berwager may terminate the Employment Agreement and he will be entitled to a lump sum payment equal to his annual base salary in effect prior to termination and all unvested stock options shall immediately vest.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Berwager Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On November 21, 2006, Warren issued a press release announcing the hiring of Mr. Bruce Berwager for the position of Senior Vice President and General Manager — California. Mr. Berwager will be primarily responsible for the management of drilling and production operations of Warren’s California oil and gas properties. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1                                                   Employment Agreement, dated as of November 14, 2006, between Warren E&P, Inc. and Bruce Berwager.

99.1                                                   Press Release dated November 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2006

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer